CalvettiFerguson

LINK STAFFING SERVICES CORPORATION
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 29, 2019
DECEMBER 30, 2018, AND
DECEMBER 31, 2017

INDEX

PAGE

Calvetti Ferguson
Advising beyond accounting

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of
Link Staffing Services Corporation and Subsidiaries
Houston, Texas

We have audited the accompanying consolidated financial statements of Link Staffing Services Corporation and Subsidiaries (collectively, the "Company"), which comprise the consolidated balance sheets as of December 29, 2019 and December 30, 2018, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 29, 2019, December 30, 2018, and December 31, 2017.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Link Staffing Services Corporation and Subsidiaries as of December 29, 2019 and December 30, 2018, and the consolidated results of the Company's operations and cash flows for the years ended December 29, 2019, December 30, 2018, and December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Calvetti Ferguson

The Woodlands, Texas
April 23, 2020

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 29, 2019 AND DECEMBER 30, 2018

	December 29, 2019	December 30, 2018
ASSETS		
Current assets:		
Cash and cash equivalents	$ 330,749	$ 212,601
Accounts receivable - trade, net of allowance for doubtful accounts of $36,593, and $36,593, respectively	8,561,206	10,750,664
Due from affiliate	-	254,206
Prepaid expenses	872,112	624,659
Other current assets	148,205	137,068
Total current assets	9,912,272	11,979,198
Property and equipment, net	1,246,990	1,440,910
Other assets:		
Notes receivable, franchisees	482,246	461,241
Workers' compensation deposits	1,915,088	1,799,659
Trademark, net of accumulated amortization of $50,813 and $43,554, respectively	130,662	159,698
Goodwill, net of accumulated amortization of $252,951 and $180,412, respectively	123,661	174,423
Total other assets	2,651,657	2,595,021
TOTAL ASSETS	**$ 13,810,919**	**$ 16,015,129**

The accompanying notes are an integral part of these consolidated financial statements.

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - CONTINUED
AS OF DECEMBER 29, 2019 AND DECEMBER 30, 2018

	December 29, 2019	December 30, 2018
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Cash overdrafts	$ 156,851	$ 486,434
Revolving line of credit	2,793,816	3,090,872
Current maturity of capital lease obligations	19,944	66,231
Accounts payable and accrued liabilities	1,707,228	1,933,080
Distributions payable to stockholders	476,889	862,894
Payable to franchisees	1,065,235	1,698,521
Workers' compensation reserve	861,606	1,292,140
Total current liabilities	7,081,569	9,430,172
Long-term liabilities:		
Capital lease obligations	-	19,943
Notes payable, stockholders	6,374,435	5,534,558
Total long-term liabilities	6,374,435	5,554,501
Total liabilities	13,456,004	14,984,673
Stockholders' equity:		
Common stock - voting, $1 par value; 100,000 shares authorized; 83,926 shares issued and outstanding, respectively	83,926	83,926
Additional paid-in capital	552,278	552,278
Retained earnings (deficit)	(280,496)	395,045
	355,708	1,031,249
Treasury stock - 40 shares, at cost	(793)	(793)
Total stockholders' equity	354,915	1,030,456
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	**$ 13,810,919**	**$ 16,015,129**

The accompanying notes are an integral part of these consolidated financial statements.

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 29, 2019, DECEMBER 30, 2018, AND DECEMBER 31, 2017

	Year Ended		
	December 29, 2019	December 30, 2018	December 31, 2017
Service revenues	$ 85,034,061	$101,716,244	$ 96,307,216
Payroll and other direct operating expenses	75,215,530	90,223,659	84,740,544
Gross margin	9,818,531	11,492,585	11,566,672
General and administrative expenses	9,699,564	10,529,969	10,282,115
Income from operations	118,967	962,616	1,284,557
Other income (expense):			
Interest expense	(246,200)	(512,272)	(412,286)
Interest income	17,473	126,607	78,247
Other income, net	73,308	62,897	45,938
Gain on sale of equipment and investments	-	8,155	-
Total other expense	(155,419)	(314,613)	(288,101)
(Loss) income before provision for state taxes	(36,452)	648,003	996,456
Provision for state taxes	73,129	65,000	33,759
(Loss) income before non-controlling interest in subsidiary income	(109,581)	583,003	962,697
Non-controlling interest in subsidiary loss (income)	2,747	(14,296)	(15,789)
CONSOLIDATED NET (LOSS) INCOME	**$ (106,834)**	**$ 568,707**	**$ 946,908**

The accompanying notes are an integral part of these consolidated financial statements.

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 29, 2019, DECEMBER 30, 2018, AND DECEMBER 31, 2017

	Common Stock		Additional Paid-In Capital	Retained Earnings (Deficit)	Non-Controlling Interest	Treasury Stock	Total Stockholders' Equity
	Shares	Amount					
Balance at December 25, 2016	83,028	$ 83,028	$ 483,710	$ 327,720	$ -	$ (793)	$ 893,665
Distributions	-	-	-	(501,382)	(15,789)	-	(517,171)
Net income	-	-	-	946,908	15,789	-	962,697
Balance at December 31, 2017	83,028	83,028	483,710	773,246	-	(793)	1,339,191
Issuance of common stock	898	898	68,568	-	-	-	69,466
Distributions	-	-	-	(946,908)	(14,296)	-	(961,204)
Net income	-	-	-	568,707	14,296	-	583,003
Balance at December 30, 2018	83,926	83,926	552,278	395,045	-	(793)	1,030,456
Contribution	-	-	-	-	2,747	-	2,747
Distributions	-	-	-	(568,707)	-	-	(568,707)
Net loss	-	-	-	(106,834)	(2,747)	-	(109,581)
Balance at December 29, 2019	**83,926**	**$ 83,926**	**$ 552,278**	**$ (280,496)**	**$ -**	**$ (793)**	**$ 354,915**

The accompanying notes are an integral part of these consolidated financial statements.

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 29, 2019, DECEMBER 30, 2018, AND DECEMBER 31, 2017

	Year Ended		
	December 29, 2019	December 30, 2018	December 31, 2017
Cash flows from operating activities:			
Net (loss) income	$ (109,581)	$ 583,003	$ 962,697
Adjustment to reconcile net (loss) income to net cash from operating activities:			
Depreciation and amortization	364,015	289,201	284,945
Bad debt	65,433	22,092	13,194
Write-off due from affiliate	371,541	-	-
Gain on sale of investment	-	(8,155)	-
Non-cash compensation for stock options	-	69,466	-
Changes in:			
Accounts receivable - trade	2,124,025	(1,211,004)	(82,045)
Due from affiliate	(117,335)	(254,206)	-
Prepaid expenses	(247,453)	(129,791)	(18,911)
Other current assets	(8,390)	(30,635)	26,406
Workers' compensation deposits	(115,429)	(191,140)	(251,414)
Accounts payable and accrued liabilities	(225,852)	(751,019)	1,108,821
Payable to franchisees	(633,286)	(161,332)	473,006
Workers' compensation reserve	(430,534)	629,461	(445,550)
Net cash from operating activities	1,037,154	(1,144,059)	2,071,149
Cash flows from investing activities:			
Net change in notes receivable, franchisees	(21,005)	(84,425)	(192,470)
Proceeds from sale of location	-	90,000	-
Purchases of property and equipment	(90,297)	(753,392)	(421,716)
Development of trademark	-	-	(102,345)
Net cash from investing activities	(111,302)	(747,817)	(716,531)
Cash flows from financing activities:			
Change in cash overdraft	(329,583)	(107,481)	23,326
Principal payments of notes payable, franchisees	-	(4,904)	(9,671)
Principal payments of obligations under capital lease	(66,230)	(69,278)	(66,475)
Net borrowings (repayments) under revolving line of credit	(297,056)	2,144,172	285,862
Proceeds from note payable to stockholder	500,000	-	-
Cash distributions to stockholders	(614,835)	(323,280)	(1,602,440)
Net cash from financing activities	(807,704)	1,639,229	(1,369,398)
Net change in cash	118,148	(252,647)	(14,780)
Cash - beginning of year	212,601	465,248	480,028
CASH - END OF YEAR	**$ 330,749**	**$ 212,601**	**$ 465,248**

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
FOR THE YEARS ENDED DECEMBER 29, 2019, DECEMBER 30, 2018, AND DECEMBER 31, 2017

	Year Ended		
	December 29, 2019	December 30, 2018	December 31, 2017
Supplemental cash flow information:			
Cash paid during the year for:			
Interest	$ 266,865	$ 508,810	$ 406,967
State taxes	$ 162,109	$ 56,784	$ 34,261
Supplemental disclosure of non-cash investing and financing activities:			
Receivable issued for contribution of capital	$ 2,747	$ -	$ -
Increase in notes payable from stockholders' distributions	$ 29,878	$ 321,223	$ 108,440
Distributions declared and payable at year-end	$ 440,940	$ 316,701	$ 392,942

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – DESCRIPTION OF BUSINESS

Link Staffing Services Corporation (the "Parent Company") and Subsidiaries (collectively, the "Company") are temporary and permanent employment placement service companies specializing in supplying semi-skilled, light skilled, and skilled crafts and tradespeople as well as clerical/administrative and professional labor to the light industrial market and other markets since 1980. The Company provides industrial temporary and permanent help services to businesses and other organizations in twelve states, concentrated in Texas, Florida, and California. The Company also sells franchises to third party individuals and organizations, as well as existing companies operating in the temporary personnel industry.

The Company's fiscal year is based on a 52 to 53 week fiscal year ending on the Sunday immediately preceding the calendar year-end.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The principal accounting policies adopted in preparing the consolidated financial statements of the Company are as follows.

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of Link Staffing Services Corporation (the "Parent Company"); its wholly-owned subsidiaries, Link Staffing Management, LLC; Link Staffing Limited, LLC; Link Support Center, Ltd.; LWCF, Inc.; Stafflink, Inc.; Franlink, Inc.; and Franlink Canada, Inc.; and its 80% and 99.25% owned subsidiaries, respectively, LSSC-Irving, LLC ("Irving") and LSSC-HouNW, LLC ("HouNW"). All significant intercompany accounts and transactions have been eliminated upon consolidation.

Non-Controlling Interest – Non-controlling interest represents the non-controlling members' proportionate share of the equity on the non-wholly owned subsidiaries. Because the Parent Company owns controlling interest in Irving and HouNW, it is required that the operations of Irving and HouNW be included in the consolidated financial statements. The equity interest of Irving and HouNW that is not owned by the Parent Company is shown as "non-controlling interest" in the consolidated statements of operations and stockholders' equity for the years ended December 29, 2019, December 30, 2018, and December 31, 2017. In January 2017, the Parent Company repurchased the non-controlling interest in HouNW.

Use of Estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates include, but are not limited to, estimated losses on accounts receivable, useful lives used in depreciation and amortization of property and equipment, accounting for state taxes and related valuation allowances, and accounting for goodwill. Future events may occur which could cause the assumptions used in arriving at the estimates to change. The effect of any changes will be recorded in the consolidated financial statements when determinable. Actual results could differ from these estimates.

Cash and Cash Equivalents – The Company has concentrated credit risk for cash by maintaining deposits in a bank, which may at times exceed amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation ("FDIC"). All noninterest-bearing transaction accounts are insured up to $250,000. The Company monitors the financial health of the bank and has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – continued

Accounts Receivable – Trade – Accounts receivable are stated at the amount billed to the customers and are generally uncollateralized. Accounts receivable are ordinarily due within twenty days after the issuance of the invoice. The Company has provided an allowance for doubtful accounts based upon management's judgment of individual customers and the overall economic conditions. Accounts deemed uncollectible are applied against the allowance for doubtful accounts. Bad debt recorded on uncollectible trade accounts receivable for the years ended December 29, 2019, December 30, 2018, and December 31, 2017, was approximately $65,000, $22,000, and $13,000, respectively.

Property and Equipment – Property and equipment is stated at cost. The Company depreciates and amortizes property and equipment over the estimated useful lives by the straight-line method as follows:

Computer equipment	5 years
Equipment and automobiles	5 years
Furniture and fixtures	7 years
Software	5 – 10 years
Leasehold improvements	remaining term of lease

Expenditures for additions, major renewals, and betterments are capitalized, while expenditures for maintenance and repairs that do not increase the value or extend the useful life of the asset are expensed as incurred. When assets are sold, retired, or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in other income.

Trademarks, net – Trademarks are identified intangible assets with determinable lives. The trademarks are amortized on a straight-line basis over 7 years and are evaluated for impairment if an event occurs or circumstances change that would more likely than not reduce the fair value of the trademarks below their carrying amounts. No impairment was recorded for the years ended December 29, 2019, December 30, 2018, and December 31, 2017.

Goodwill, net – In 2015, the Company adopted the provisions of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 350, *Intangibles – Goodwill and Other* ("ASC 305"), which established accounting and reporting requirements for goodwill and other intangible assets. Under ASC 350, goodwill and other intangible assets with indefinite useful lives are tested for impairment at least annually, or when impairment indicators exist. The Company evaluates goodwill on an annual basis, or when events or circumstances indicate an impairment test is necessary. Beginning with the 2015 fiscal year, the Company elected to adopt the accounting alternative for the measurement of goodwill provided for in FASB Accounting Standards Update ("ASU") 2014-02. As such, the Company will amortize existing and acquired goodwill prospectively on a straight-line basis over the useful life of the underlying assets in addition to impairment testing. Management has assessed the useful life of the underlying assets for both existing and acquired goodwill as 7 years.

The Company performed a qualitative assessment to determine if the two-step goodwill impairment test was necessary at December 29, 2019, December 30, 2018, and December 31, 2017. Based on its qualitative assessment, management determined that the fair value of its reporting units was more likely than not to exceed their carrying values. In addition, there were no negative conditions or triggering events that occurred in 2019, 2018, or 2017 which would require the Company to perform additional impairment reviews.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – continued

Revenue Recognition – On January 1, 2019, the Company adopted the Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") 606, *Revenue from Contracts with Customers* ("ASC 606"). In accordance with ASC 606, the Company applied the modified retrospective method to those contracts which were not completed as of January 1, 2019. Under the modified retrospective method, the cumulative effect of applying the standard is recognized at the date of initial application.

In implementing ASC 606, the Company was required to recalculate the revenue earned on any contract-in-progress at the implementation date and to restate the revenue and cost of services as if ASC 606 had been followed from the inception of the contract. In recalculating costs and revenue under ASC 606 guidelines, the Company identified no material difference in the account balances. Since a material difference was not found, no retrospective analysis of account balance changes is required.

The Company recognizes revenues from providing temporary and permanent personnel placement services. All revenues are recognized in the United States. Prior to the adoption of ASC 606, the Company recorded revenues at the time services were rendered.

Under ASC 606, revenue on these contracts is recognized in accordance with the five-step revenue recognition model prescribed. Specifically, revenue is recognized when the Company's performance obligations under these contracts are satisfied.

The Company enters into contracts with customers to sell temporary personnel placement services. Satisfaction of performance obligations generally occurs as services are rendered, and revenue is recognized at a point in time based on the amount of consideration the Company expects to receive in accordance with the price specified in the contract.

As described in Note 9, a portion of the Company's revenue is derived from franchised operations.

Advertising – The Company's policy is to expense advertising costs as incurred. Advertising costs were approximately $64,000 $32,000, and $68,000 for the years ending December 29, 2019, December 30, 2018, and December 31, 2017, respectively.

Impairment of Long-Lived Assets – Long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used in operations is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There was no impairment recorded for the years ended December 29, 2019, December 30, 2018, and December 31, 2017.

Income Taxes – The stockholders of the Parent Company have elected to be taxed as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. The Subchapter S corporations and remaining subsidiaries, which include limited partnerships and limited liability companies, are not taxable entities for federal income tax purposes. As such, no provision for federal income taxes has been recorded in the accompanying consolidated financial statements. Stockholders are taxed individually based on their share of the Company's earnings. The Company's net income or loss is allocated to each stockholder proportionate to their ownership of the Company. The Company is subject to state taxes consisting primarily of the Texas margin tax, which is included on the Company's consolidated statements of operations under provision for state taxes.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – continued

The Company accounts for uncertain tax positions in accordance with FASB ASC Topic 740, *Income Taxes*. ASC 740 prescribes a recognition threshold and measurement process for consolidated financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. ASC 740 requires recognition of the consolidated financial statement benefit of a tax position only after determining the relevant tax authority would more likely than not sustain the tax position following an audit. Based on management's analysis, the Company did not have any uncertain tax positions as defined by ASC 740 as of December 29, 2019 and December 30, 2018. The Company's federal tax returns are subject to examination by the relevant taxing authorities for the fiscal years ending after 2016.

Concentration of Credit Risk – The Company grants credit to clients located throughout the United States. Management assesses the credit worthiness of clients, but collateral is generally not required for credit to be granted.

The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

Workers' Compensation Benefit Programs – The Company has elected to self-insure certain costs related to employee workers' compensation benefit programs. The Company enters into agreements with insurance companies to administrate the programs and manage the related claims. The agreements require various deposits as collateral and payments for estimated claims. The Company accrues program expenses based on work performed by temporary staff employees. The accrual for these expenses is reported net of the estimated claims paid to the program administrators as workers' compensation reserve on the balance sheets. The deposits held by administrators as additional security for certain programs are reported as workers' compensation deposits on the balance sheets and are fully refundable.

The Company has purchased insurance that limits its exposure for individual claim deductibles to $400,000 for the fiscal years ended 2019 and 2018.

The Company has invested in two insurance captives to enable it to participate in its insurance services.

Recent Accounting Pronouncements – In January 2017, the FASB issued ASU 2017-04, *Simplifying the Test for Goodwill Impairment*. The guidance eliminates Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities. Instead, under this guidance, an entity should perform its annual goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company believes that the impact of the implementation of this new guidance on its consolidated financial statements and disclosures will not be significant.

In February 2016, the FASB issued ASU 2016-02, *Leases (Topic 842)*, which requires lessees to record most leases on their balance sheet, while expense recognition on the statement of operations remains similar to current lease accounting guidance. The guidance also eliminates real estate-specific provisions and modifies certain aspects of lessor accounting. Under the new guidance, lease classification as either a finance lease or an operating lease will determine how lease-related revenue and expense are recognized. The pronouncement is effective for fiscal years beginning after December 15, 2020, and early adoption is permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES – continued

Other recent accounting pronouncements issued by the FASB or other authoritative standards groups with future effective dates are either not applicable or are not expected to be significant to the consolidated financial statements of the Company.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of the fiscal years ended:

	December 29, 2019	December 30, 2018
Computer equipment	$ 2,922,943	$ 2,917,147
Equipment and automobiles	511,327	511,327
Furniture and fixtures	641,820	582,526
Software	2,562,732	2,562,732
Leasehold improvements	558,477	533,271
	7,197,299	7,107,003
Less: accumulated depreciation and amortization	5,950,309	5,666,093
	$ 1,246,990	$ 1,440,910

Depreciation and amortization expense related to property and equipment totaled approximately $284,000, $208,000, and $204,000 for the years ending December 29, 2019, December 30, 2018, and December 31, 2017, respectively.

NOTE 4 – INTANGIBLE ASSETS

Trademarks – Amortization expense of trademarks for the years ended December 29, 2019, December 30, 2018, and December 31, 2017 was approximately $29,000, $29,000, and $15,000, respectively. As of December 29, 2019 and December 30, 2018, net amounts of trademarks are summarized as follows:

	December 29, 2019	December 30, 2018
Trademarks	$ 203,252	$ 203,252
Less: accumulated amortization	(72,590)	(43,554)
Trademarks, net	$ 130,662	$ 159,698

Goodwill – Amortization expense of goodwill for the years ended December 29, 2019, December 30, 2018, and December 31, 2017 was approximately $51,000, $66,000, and $63,000, respectively. As of December 29, 2019 and December 30, 2018, net amounts of goodwill are summarized as follows:

	December 29, 2019	December 30, 2018
Goodwill	$ 354,835	$ 354,835
Less: accumulated amortization	(231,174)	(180,412)
Goodwill, net	$ 123,661	$ 174,423

NOTE 5 – REVOLVING LINE OF CREDIT

The Company entered into a revolving line of credit agreement with a financial institution for $8,000,000, maturing in September 2020. The line of credit accrues interest at the one month LIBOR rate plus 3.5%. The Company's effective rate was 5.26% and 6.00% at December 29, 2019 and December 30, 2018, respectively.

Borrowings under the revolving line of credit are limited to 85% of eligible accounts receivable as defined by the agreement. This agreement contains, among other provisions, certain administrative and financial covenants relating to the maintenance of prescribed financial ratios, with which the Company was in compliance at December 29, 2019 and December 30, 2018. The revolving line of credit is collateralized by accounts receivable of the Company and a guarantee by the majority stockholders.

As of December 29, 2019 and December 30, 2018, the balance of the line of credit was $2,793,816 and $3,090,872, respectively. As such, approximately $1,994,000 and $4,379,000 was available to be drawn on the line of credit at December 29, 2019 and December 30, 2018, respectively.

NOTE 6 – NOTES PAYABLE, STOCKHOLDERS

The Company had notes payable to stockholders of $6,374,435 and $5,534,558 as of December 29, 2019 and December 30, 2018, respectively. The notes bear interest at the one month LIBOR rate plus 3.5% with interest payable monthly. The Company's effective rate was 5.26% and 6.00% at December 29, 2019 and December 30, 2018, respectively. These notes mature in January 2021 and are unsecured.

The notes payable to the stockholders are subordinated to the revolving line of credit (Note 5). During the fiscal year 2019, the stockholders forgave interest totaling approximately $219,000. For the years ending December 29, 2019, December 30, 2018, and December 31, 2017, the Company incurred interest expense to stockholders of approximately $108,000, $332,000, and $333,000, respectively. Accrued interest as of December 29, 2019 and December 30, 2018 amounted to approximately $35,000 and $32,000, respectively.

NOTE 7 – CAPITAL LEASE OBLIGATIONS

The Company leases certain computer equipment under capital lease arrangements. The agreements began in April 2015 and matured through March 2020. Monthly payments total $6,234, including interest at 1% to 5%. The following summarizes capital lease obligations as of December 29, 2019 and December 30, 2018:

	December 29, 2019	December 30, 2018
Capital lease obligation	$ 19,944	$ 86,174
Less: current maturities	(19,944)	(66,231)
Long-term liability	$ -	$ 19,943

NOTE 7 – CAPITAL LEASE OBLIGATIONS – continued

The following is a summary of the Company's equipment held under capital leases at December 29, 2019 and December 30, 2018:

	December 29, 2019	December 30, 2018
Computer equipment	$ 309,466	$ 309,466
Less: accumulated depreciation	(288,255)	(226,866)
	$ 21,211	$ 82,600

Future maturities of the Company's capital lease obligations are as follows:

Years Ending	Gross Lease Payments	Less: Amount Representing Interest	Principal Portion
2020	$ 20,150	$ 206	$ 19,944
	$ 20,150	$ 206	$ 19,944

NOTE 8 – SERVICE REVENUES AND FRANCHISE OPERATIONS

Service revenues included in the accompanying consolidated statements of income are as follows:

	Years Ending		
	December 29, 2019	December 30, 2018	December 31, 2017
Service revenues:			
Franchisee locations	$ 69,710,636	$ 79,176,190	$ 73,566,524
Company locations	15,313,672	22,500,758	22,724,903
Franchise fee	12,500	25,000	-
Non-controlling interest revenue (loss) (See Note 12)	(2,747)	14,296	15,789
	$ 85,034,061	$101,716,244	$ 96,307,216

Revenues generated by franchisee locations and the related costs of services are included in the Parent Company's consolidated financial statements. The Parent Company has the direct contractual relationships with the customers and holds title to the related customers' receivables. Stafflink, Inc. is the legal employer of the temporary employees (except in the case where the franchised operator elects to provide workers' compensation coverage independent from the Company's coverage). The franchisee acts as an independent contractor to market the Company's services within the franchisee's designated market area.

The net distribution paid to the franchisee for the temporary personnel services rendered is based on the lower of a percentage of the gross revenues or gross margin generated by the franchisee's operation.

NOTE 8 – SERVICE REVENUES AND FRANCHISE OPERATIONS – continued

The following is location activity for the Company's franchise and company operations:

	Years Ending		
	December 29, 2019	December 30, 2018	December 31, 2017
Franchise locations:			
Total locations at beginning of year	36	31	33
Add: locations opened	-	5	1
Less: locations ceased operations	(2)	-	-
Less: reacquired by franchisor	(1)	-	(3)
Total locations at end of year	33	36	31
Company locations:			
Total locations at beginning of year	8	8	8
Add: locations opened	-	1	-
Add: location sold to franchisee	-	(1)	-
Less: combined offices	-	-	(2)
Less: locations ceased operations	(3)	-	(1)
Less: reacquired from franchisee	1	-	3
Total locations at end of year	6	8	8

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases – The Company leases office space under non-cancelable operating lease agreements which expire at various dates through August 2025 and require various minimum annual rentals. Future minimum rental payments under these operating leases which have initial or remaining terms in excess of one year as of December 29, 2019 for each of the years remaining and in the aggregate are as follows:

Years Ending	
2020	$ 686,762
2021	655,078
2022	597,376
2023	552,370
2024	545,862
Thereafter	347,902
	$ 3,385,350

Rent expense included in the consolidated statements of operations totaled approximately $723,000, $719,000, and $535,000 for the years ending December 29, 2019, December 30, 2018, and December 31, 2017, respectively.

Litigation and Claims – At December 29, 2019 and December 30, 2018, there were various claims and disputes incidental to operations. The Company believes that the disposition of all such claims and disputes, individually or in the aggregate, should not have a material adverse effect upon the Company's financial position, results of operations, or cash flows for the years ended December 29, 2019, December 30, 2018, and December 31, 2017, respectively.

NOTE 10 – EMPLOYEE BENEFIT PLAN

The Company joined a single employer 401(k) retirement savings plan (the "Plan") effective as of January 1, 2003. This Plan is for the benefit of all eligible employees, as defined in the Plan agreement. The Plan is a defined contribution plan to which eligible employees may make contributions on a pre-tax basis up to 90% of their compensation, subject to limitations imposed by the Internal Revenue Code. Participants are at all times fully vested in their salary deferral contributions to the Plan and the earnings thereon. All amounts contributed to the Plan are held in a trust and invested, pursuant to the participant's election, in one or more investment funds offered by a third-party custodian.

Employees are eligible to participate in the Plan when they are 18 years of age or older and have completed at least six months of service during a one-year period. Participation of highly compensated employees is limited, subject to certain criteria as defined by the Plan document. Entry dates are the first day of each calendar quarter.

The Company may, at its discretion, make matching contributions of up to 25% of a participant's employee contribution up to a maximum of 4% of the employee's gross wages. Participants vest in these matching contributions on a graduated basis over six years with 20% vesting after two years of service and 100% after six years of service. Participants are fully vested in these matching contributions upon normal retirement or death. The Company made contributions to the Plan on behalf of participants of approximately $20,000, $23,000, and $14,000, for years ended December 29, 2019, December 30, 2018, and December 31, 2017, respectively.

NOTE 11 – SHARE-BASED COMPENSATION

Long-Term Incentive Plan – The Company's Compensation Committee annually reviews the Long-Term Incentive Compensation for Link Staffing Services Corporation Key Executives. This incentive allows the Company to reward participants with shares of common stock of the Company in tandem with a right to receive additional compensation based on achieving certain performance objectives. Stock grants under this incentive are based on the Company meeting certain financial performance thresholds. Awards vest by a graduated vesting schedule. If an employee terminates employment prior to the vesting of an award, the award is forfeited. Awards that are vested at the date of termination are subject to repurchase by the Company under the terms of the "Buy-Sell" agreement. There were no shares issued under the plan during years ended December 29, 2019, December 30, 2018, and December 31, 2017.

Other Share-Based Compensation – In 2018, the Company issued 898 shares of common stock as share-based compensation. Compensation expense for the transaction was recorded at the fair value of the shares at issuance, totaling $69,466 for the year ended December 30, 2018. All shares were vested when granted.

NOTE 12 – LOCATION MANAGER INCENTIVE PLAN

Beginning in 2013, the Company challenged its location managers with meeting certain benchmarks in production. If such benchmarks were met, the Company would create a limited liability company whose revenue would be the sum of the respective location managers' location net income. The achieving location manager would be given an option to purchase membership in the limited liability company.

Irving and HouNW, as mentioned in Note 2, are limited liability companies. The option to purchase a percentage of these entities was granted to the respective location managers. All earnings allocable to the location managers are paid as a distribution. As discussed in Note 8, non-controlling interest revenue (loss) totaled $(2,747), $14,296, and $15,789, for the years ended December 29, 2019, December 30, 2018, and December 31, 2017, respectively. The location manager at HouNW was separated from the Company in 2017; the non-controlling interest was purchased from the location manager by the Company and the LLC was cancelled.

NOTE 13 – RELATED PARTY TRANSACTIONS

As discussed in Note 6, the Company has notes payable to stockholders.

As of December 30, 2018, due from affiliate on the consolidated balance sheet includes $254,206 the Company advanced to an entity owned by a stockholder. In 2019, the related party became insolvent and the Company wrote off $371,541 as bad debt, including the prior year receivable and additional advances.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 23, 2020, the date on which the consolidated financial statements presented herein were available to be issued as of December 29, 2019.

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